UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of pSivida Corp. (the “Company”) was held on December 18, 2013. The stockholders elected each of the Company’s nominees for director, approved the stock option grant to the Company’s Chief Executive Officer, approved the stock option grants to the Company’s non-executive directors, ratified the issuance of common stock in July 2013, approved, on an advisory basis, the Company’s 2013 executive compensation, approved the option of one year as the frequency with which stockholders are provided an advisory vote on executive compensation and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The proposals below are described in detail in the Company’s definitive proxy statement filed with the SEC on October 25, 2013.

The results are as follows:

1.	Election of Directors.

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTE
David J. Mazzo	7,779,568	131,070	9,671,020
Paul Ashton	7,779,918	128,220	9,673,520
Douglas Godshall	7,780,711	129,927	9,671,020
Paul A Hopper	7,421,533	486,605	9,673,520
Michael Rogers	7,711,143	199,495	9,671,020
Peter G. Savas	7,711,126	199,412	9,671,120

2.	Approval of stock option grant to the Company’s Chief Executive Officer.

FOR	6,032,320
AGAINST	913,251
ABSTAIN	526,802
NON VOTES	9,673,950

3.	Approval of stock option grant to the following non-executive directors.

DIRECTOR	FOR	AGAINST	ABSTAIN	NON VOTES
Douglas Godshall	4,190,850	3,095,913	188,540	9,671,020
Paul A. Hopper	4,192,465	3,094,298	188,540	9,671,020
Michael Rogers	4,192,897	3,093,866	188,540	9,671,020
Peter G. Savas	4,191,615	3,095,798	187,890	9,671,020
David J Mazzo	4,187,572	3,099,191	188,540	9,671,020

4.	For purposes of ASX Listing Rule 7.4. ratification of the issuance and sale of 3,494,550 shares of common stock in July 2013.

FOR	7,479,934
AGAINST	272,117
ABSTAIN	158,450
NON VOTES	9,671,157

5.	Advisory vote on the Company’s 2013 executive compensation

FOR	7,323,951
AGAINST	474,104
ABSTAIN	112,583
NON VOTES	9,671,020

6.	Advisory vote on the frequency of future advisory votes

1 Year	6,480,000
2 Years	39,042
3 Years	838,950
ABSTAIN	525,713
NON VOTES	9,697,953

7.	Ratification of the appointment of Deloitte & Touche LLP.

FOR	17,212,502
AGAINST	58,135
ABSTAIN	308,521

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: December 23, 2013	By:	/s/ Lori Freedman
Lori Freedman, Vice President, Corporate Affairs, General Counsel and Secretary